FIRST AMENDMENT TO EXCLUSIVE LICENSE AND DEVELOPMENT
                                  AGREEMENT





                             RUBICON MEDICAL, INC.

                              GUARDIAN RJL, INC.

                                     and


                             ABBOTT LABORATORIES


                            Dated October 7, 2002

             FIRST AMENDMENT TO EXCLUSIVE LICENSE AND DEVELOPMENT
                                  AGREEMENT

THIS FIRST AMENDMENT TO EXCLUSIVE LICENSE AND DEVELOPMENT AGREEMENT (the "Amendment") is entered into by and between Abbott Laboratories, an Illinois corporation having a principal place of business at 100 Abbott Park Road, Abbott Park, Illinois 60064-3500 ("Abbott") and Rubicon Medical, Inc., a Utah corporation having a principal place of business at 2064 West Alexander, Salt Lake City, Utah 84119 ("Rubicon") and Guardian RJL, Inc., a Delaware corporation, having a principal place of business at 218 West 12650 South, Draper, Utah 84020 ("Contractor").

                                  BACKGROUND

     WHEREAS, Rubicon, Abbott and Contractor entered into an Exclusive License and Development Agreement as of June 29, 2000 (the "Agreement") regarding the development, manufacture and sale of certain catheter products of which Rubicon owns or has obtained rights to such products;

     WHEREAS, Abbott has determined that actively pursuing the further development of the catheter products contemplated to be developed and marketed under the Agreement is no longer aligned with the business interests of Abbott's cardiovascular business;

     WHEREAS, Abbott and Rubicon have determined that it is in the best interests of all parties that the Agreement be amended to reflect a transition of the development work from Abbott to Rubicon and a one-time monetary payment by Abbott to Rubicon as consideration for such transfer; and

     WHEREAS, Rubicon, Abbott and Contractor wish to amend the Agreement to provide for the transition of such development work.

     NOW, THEREFORE, in consideration of the recitals and the mutual covenants and obligations contained herein, the parties hereby agree as follows:

1. All words and expressions defined in the Agreement shall have the same meanings when used in this Amendment as they have in the Agreement unless such words or expressions are otherwise expressly defined or unless the context otherwise requires.

2. Within forty-five (45) days after full execution of this Amendment, Abbott shall have completed a technology transfer and assignment to Rubicon of all of the items described in Exhibit A, which items comprise all of the Rubicon Know-how and all of the Abbott Know-how. The technology transfer shall also include a debriefing in sufficient detail regarding the content of Abbott Know-how so as to enable Rubicon to transition into the development work for the Guardian product. All items included in the technology transfer shall be transferred to Rubicon "as is" and "where is."

3.   Sections 2.2 and 2.3 of the Agreement are deleted in their entirety.

4. Abbott shall have no further obligations under Articles 3 (except for the obligations set forth in Section 5 of this Amendment), 4 and 5 of the Agreement, and subject to Section 9 of this Amendment, Rubicon, in its absolute discretion and at its sole cost, shall control, manage and conduct any and all activities regarding the development, regulatory approval, manufacture and sale of Product.

5. Abbott shall provide the following development and manufacturing activities:

     (a) At any time within the first ninety (90) days after full execution of this Amendment, Rubicon, at its sole option, may request Abbott to grind shafts for the Guardian product and supply such shafts to Rubicon by providing Abbott with written notice of such request; provided, however, that Abbott shall not be required to devote more than sixty (60) hours of labor to the grinding of such shaft under this Section 5(a). Upon receiving a written order or request for shafts from Rubicon, Abbott shall provide Rubicon with a quotation for the cost of the shafts, based on Abbott's direct costs (labor and materials), along with a proposed delivery date. Rubicon shall have fifteen (15) days to review and approve in writing such cost quotation and delivery information. If Rubicon approves such quotation with the fifteen (15)-day period, Abbott shall promptly commence the requested work. Abbott shall invoice Rubicon for such shafts at the quoted price and Rubicon shall pay such invoice within thirty (30) days after the date of the invoice.

     (b) For a period of thirty (30) days after full execution of this Amendment, Rubicon may make a single request in writing that Abbott manufacture not more than fifty (50) prototype Guardian products in accordance with the specifications in effect and utilizing parts in inventory, both as of the date hereof. If Rubicon provides Abbott with a written notice within such thirty (30)-day period requesting Abbott to manufacture such products, Abbott shall manufacture such products at its own cost and shall deliver them to Rubicon within thirty (30) days after receipt of such notice. Rubicon shall use the products manufactured pursuant to this Section 5(b) for demonstration and training purposes only, and shall not use them in humans. Further, Rubicon shall indemnify, defend and hold harmless Abbott and its Affiliates with respect to the use of such prototype Guardian product, to the extent used in humans. If Rubicon fails to request in writing the prototypes within the above-mentioned thirty (30)-day period, Abbott shall have no further obligation to Rubicon with respect to such additional prototype products, nor shall it have any other obligation to provide alternative work or any form of compensation to Rubicon.

6. The sublicense granted to Abbott under Section 6.1 of the Agreement and the license granted to Abbott under Section 6.2 of the Agreement are both hereby terminated as of the date of this Amendment. Abbott shall have no further rights under the USC Patent Rights or the Other Patent Rights.
     In addition, Abbott hereby grants to Rubicon and its Affiliates a worldwide, royalty-free, exclusive license, including rights to sub-license, under patent application U.S. Serial No. 10/150824 filed May 20, 2002, and any divisions or continuations thereof, to make, have made, use, offer for sale, sell and import products in the field of distal balloon occlusion devices for embolic protection, and a non-exclusive license, without the right to sub-license, for other vascular applications. Such license shall commence on the date of this Amendment and continue until the expiration of such patent.

7. Except for the payment to be made pursuant to Section 8 of this Amendment and the Development Fee already paid in full pursuant to Section 8.1 of the Agreement, Abbott shall not be obligated to make any royalty, development or milestone payment contemplated under the Agreement.

8. In consideration of Rubicon undertaking all clinical and development activities under the Agreement at its sole cost and discretion, Abbott shall pay Rubicon, within five (5) business days after the full execution of this Amendment and in full satisfaction of any additional payments contemplated under Articles 7 and 8 of the Agreement, a one-time lump sum amount of Two Million Three Hundred Thousand Dollars ($2,300,000).

9.   From the effective date of this Amendment until the earlier of thirty
     (30) days after (a) CE Approval and/or (b) FDA approval for the Products for either saphenous vein graft or carotid embolic protection applications ("Right of First Negotiation Period"), Abbott shall have a right of first negotiation for Abbott to obtain the exclusive right to manufacture and market Product. In order for Abbott to exercise this right of first negotiation, Abbott must provide Rubicon within such thirty (30)-day period written notice of Abbott's intentions to negotiate. The parties shall negotiate in good faith for a period of sixty (60) days after Rubicon's receipt of Abbott's notice. If the parties are unable to reach a definitive agreement regarding Product within such sixty (60)-day period, the foregoing right of first negotiation shall terminate without any further action on the part of Rubicon or Contractor. Notwithstanding this right of first negotiation, Rubicon shall be and shall remain free at any time to transfer, assign, sell or otherwise dispose of any or all of its rights in and to Product and the USC Patent Rights and Other Patent Rights without prior notice to Abbott. In the event Rubicon consummates a transaction involving any or all of Rubicon's rights in and to Product, USC Patent Rights and/or Other Patent Rights, Abbott's right of first negotiation granted under this
     Section 9, shall automatically terminate and be of no further force or effect.

10.  Articles 9 and 10 of the Agreement are deleted in their entirety.

11.  Article 12 of the Agreement is deleted in its entirety.

12. Pursuant to Section 13.2 of the Agreement, Abbott and Rubicon shall mutually agree to a press release regarding the subject matter of this Amendment to be in a form as attached hereto as Exhibit B.

13. Under Section 14.1 of the Agreement, the Term shall be amended to so as to remain in effect until the earlier of (a) the expiration of the Right of First Negotiation Period, (b) execution of a definitive agreement pursuant to Abbott's right of first negotiation, or (c) termination of Abbott's right of first negotiation as a result of Rubicon's consummation of an agreement with a Third Party, as described in Section 9 of this Amendment.

14. Sections 14.3, 14.4, 14.5 and 14.7 of the Agreement are deleted in their entirety.

15.  Article 16 of the Agreement is deleted in its entirety.

16.  Sections 17.13 and 17.14 of the Agreement are deleted in their entirety.

17. Abbott acknowledges that Contractor has fully performed all of its obligations under the Agreement in accordance with the terms thereof and has no further duties or obligations.

18. Except for indemnification as a result of claims from Third Parties pursuant to Article 15 of the Agreement, any claims under this Amendment, or any claims arising after the date of this Amendment under provisions of the Agreement not terminated by this Amendment (collectively "Excluded Matters"), Abbott, Rubicon and Contractor each hereby release and forever waive and discharge any and all claims, actions, causes of action, suits, damages, debts, or sums of money, of whatever kind or nature, whether in law or equity, suspected or unsuspected, known or unknown, matured or contingent, and costs and expenses thereof, including attorneys' fees, which any of them now has or holds, or has at any time heretofore had or held against the any of the other parties to this Amendment, arising out of or in any way related to the Agreement or to any agreement executed by and among the parties in accordance with the terms and conditions of the Agreement.

     It is the intention of the parties that the foregoing general releases shall, except for the Excluded Matters, be effective as a full and final accord and satisfaction, and as a bar to all actions, causes of action, obligations, costs, expenses, attorneys' fees, damages, losses, claims, liabilities and demands of any nature, character and kind, known or unknown, suspected or unsuspected, in connection with the matters released. In connection therewith, the parties hereby waive, to the fullest extent allowed by law, any statutory or common law provision to the effect that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. The parties expressly waive and relinquish any and all rights and benefits which they may have under any such provision of law. In connection with such waiver and relinquishment, the parties hereby acknowledge that they are aware that they, or their attorneys, may hereafter discover claims or facts in addition to or different from those which they now know of or believe to exist with respect to the subject matter of this Agreement, but that their intention is to hereby fully, finally and forever settle and release all of the disputes and differences, known or unknown, suspected or unsuspected, which do now exist, which may exist in the future, or which heretofore have existed between the parties. In furtherance of such intention, the releases herein given shall be and remain in effect as a full and complete general release, notwithstanding the discovery or existence of any such additional or different claims or facts.

19. Except as otherwise amended pursuant to this Amendment, the Agreement is unchanged and in full force and effect.



     IN WITNESS WHEREOF, Abbott, Rubicon and Contractor have caused this Amendment to be executed on its behalf by a duly authorized officer as of the date hereof.

ABBOTT LABORATORIES                  RUBICON MEDICAL, INC.

By: /s/                                   By: /s/
   ----                                      ----
Title: President HPD                      Title: President/CEO
       -------------                             -------------
Date: 10/7/02                             Date: 10/8/02
      -------                                   -------


GUARDIAN RJL, INC.

By: /s/
   ----
Title: President
       ---------
Date: 10/8/02
      -------


ACKNOWLEDGMENT AND CONSENT:

The undersigned University of Southern California acknowledges that it has received and reviewed the First Amendment to Exclusive License and Development Agreement dated October 3, 2002, among Rubicon Medical, Inc., Guardian RJL,
 Inc. and Abbott Laboratories (the "Amendment") to which this Acknowledgment and Consent is attached and hereby consents to the same. The undersigned further acknowledges that upon payment to the undersigned of $172,000 out of the payment provided for in Section 8 of the Amendment, Rubicon shall be current in the payment of all royalty and license obligations owing to the undersigned. The undersigned further acknowledges that Abbott Laboratories has no outstanding obligations to it under (i) the Exclusive License and Development Agreement dated June 29, 2000 among Rubicon Medical, Inc., Guardian RJL, Inc. and Abbott Laboratories (the "Agreement"), (ii) the Amendment or (iii) any other agreement among Rubicon Medical, Inc., Guardian RJL, Inc., Abbott Laboratories and/or the University of Southern California regarding the subject matter of the Agreement and the Amendment.

UNIVERSITY OF SOUTHERN CALIFORNIA

By: /s/
   ----
Title: Senior Vice President Administration
       ------------------------------------
Date:

                        Exhibit A - Tech Transfer List

    Manufacturing/Engineering
       1)   Engineering drawings
       2) Tooling and Fixtures that can be exclusively used for the R&D, manufacture, and/or test of Products.
       3)   Manufacturing Process Specifications
       4)   Coating test results
       5)   Assembly training programs/procedures
       6) Device specific inventories, raw material, work-in-process, finished goods

      Purchasing
       1)   Vendor list, pricing, RFQ's and results
       2)   Vendor audit results
       3)   Purchasing specifications

    Regulatory
       1)   Regulatory applications
       2)   FDA questions, comments, etc.
       3)   Regulatory responses to FDA
       4)   Informed Consents
       5)   Design History File
            a.     Design Inputs/Outputs
                  i.    Minutes/Notes of Design Review Meetings/Other meetings
            b.     Verification/Validation Protocols
                  i.    Design, Manufacturing, Packaging
                  ii.   Reports/Data regarding testing
            c.     Failure Mode and Effect Analysis Procedures/Data

            d.     Vendor Contacts/Audits
            e.     Incoming Inspection Reports
            f.     Animal Study Protocol/Reports
            g. Clinical Trial Protocol/Reports (trial results would consist of a one page summary of the results along with a copy of the case report forms. Note, this data is only on pilot patients and it has not been monitored because we were waiting to finish the training cases to start monitoring the sites).
            h.     Equipment Resources
                  i.    Calibrations
                  ii.   PM
                  iii.  Procedures

      Quality
       1)   Incoming inspection processes, forms, etc.
       2)   Work-in-process inspection, forms, etc.
       3)   Final inspection processes, forms, etc.
       4)   Quality engineering/testing reports

      Marketing (only data specific to the GuardianTM)
       1)   Latest version of revenue forecasts, U.S. & O.U.S.
       2)   Any physician feedback specific to the guardian
       3)   Factory cost

      Research & Development
       1)   Review of improvements that were in process
       2) Testing reports for past versions of the product and improvements in process (where test data exists)
       3)   Vendors

      Business & Legal
       1) Competitive patent analysis (Medtronic PercuSurge and others conference call to review)
       2)   USC to approve amendment

       Note: All data listed above will be provided as it exists upon the signing date for the amendment. Development of new data on behalf of Rubicon will not be performed.

                          Exhibit B - Press Release
                Rubicon Medical and Abbott Laboratories Amend
               License Agreement for Rubicon's Guardian  System

October X, 2002: Salt Lake City, UT -- Rubicon Medical, Corp. (OTCBB:RMDC), a Salt Lake City, Utah, based developer and manufacturer of medical devices and products, today announced the amendment of the Exclusive License and Development Agreement between Abbott Laboratories and Rubicon Medical for the Guardian balloon embolic protection system.

Under the terms of the amendment, Abbott Laboratories has paid Rubicon Medical a one-time payment of $2.3 million, and granted Rubicon a worldwide license to all patents that have been developed by Abbott pertaining to the Guardian System. In addition to receiving rights to the Abbott patents, Abbott will transfer back to Rubicon all of the patent rights it received under the terms
of the Exclusive License and Development Agreement .    Rubicon will grant
Abbott a right of first negotiation for manufacturing and distribution rights if regulatory approval has been obtained in Europe or the United States by Rubicon for either carotid or saphenous vein graft indications.

The technology transfer will take place over the next 45 days, wherein Abbott will transfer all of the GuardianTM technology, inventory, manufacturing processes, and clinical trial responsibility to Rubicon. Presently, a European CE Mark clinical trial is pending, and Rubicon will have the option to resume the study at its own expense. Several clinical sites in Europe have been established and physicians have used and been trained in the use of the Guardian System, and a human pilot study has been completed without adverse events in Europe.

Rubicon will be performing an analysis of the market opportunities for the Guardian System, and will determine whether to continue the clinical development of the technology, or to license the technology to another partner for the clinical development and distribution of the product.

Mr. Richard J. Linder, President and CEO of Rubicon Medical commented, "The amendment to our license agreement with Abbott provides Rubicon with the financial capability to manage the development efforts of our complete line of embolic protection devices. All of the rights to the Guardian System technology, including Abbott's improvements to the technology, have been returned to Rubicon on a worldwide exclusive basis. Moreover, a strong clinical study framework has been established in Europe with excellent clinical sites."


About Rubicon Medical

Rubicon Medical Corporation is a Salt Lake City-based developer and manufacturer of interventional vascular medical devices and products. The Company focuses on minimally invasive endovascular techniques and products that are safer and more cost effective than surgery. Rubicon was proud to be named one of the Top 100 Utah public companies by Utah Business magazine in May 2002.

Forward Looking Statements: All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. The Rubicon Filter and Guardian devices have not yet been approved for sale in the U.S. or Europe, and no assurance exists that such approvals will be obtained; Readers should not place undue reliance on these forward-looking statements.

Medical Contacts: Michael Dancy Investor Relations:  Rich Inza or Vicky Wright
                  (801) 364-1972                     786.924.1660
                  medancy@allwest.net                ecpfinancial@aol.com


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